UnionBancorp, Inc. Announces Year-End and Fourth Quarter Results

OTTAWA, IL -- 02/10/2006 -- Scott A. Yeoman, President and Chief Executive Officer of UnionBancorp, Inc. (NASDAQ: UBCD), reported net income for the year ended December 31, 2005 of $4,173,000 or $0.99 per diluted share compared to $4,803,000 or $1.12 per diluted share earned in the year ended December 31, 2004. Earnings for the period ended December 31, 2004 included an approximate $1,700,000, or $0.41 per diluted share, net gain on sale (after allocating a portion of the intangible assets and goodwill, taxes and applicable expenses) associated with the Company's divestiture of five western Illinois sales and service center locations. Excluding this gain on sale from 2004, net income for the period ended December 31, 2004 would have equaled $3,103,000 or $0.71 per diluted share.

The Company reported fourth quarter 2005 net income of $766,000 or $0.19 per diluted share compared to $473,000 or $0.10 per diluted share earned in the fourth quarter of 2004. During the quarter, the Company incurred approximately $413,000 in nonrecurring expenses related to organizational restructuring severance costs, loss on sale of securities and other one-time events. Excluding these nonrecurring items, net income for the quarter would have equaled $1,019,000 or $0.24 per diluted share.

"We are pleased to have ended the year with a notably stronger fourth quarter, as we experienced heightened loan production and an improved net interest margin," remarked Yeoman on the results. "These trends are particularly encouraging when coupled with year-over-year improvements in our level of charge-offs and non-performing loans and the continued strength of our reserve. We remain deeply committed to maintaining strong asset quality while elevating our focus on business development opportunities. A series of sales improvement initiatives undertaken during 2005, including a more structured sales training and sales calling program, have rejuvenated our commercial relationship managers and retail bankers and are beginning to positively impact bottom-line performance."

Fourth Quarter 2005 Highlights:

--  Earnings per share increased 80.0% compared to the fourth quarter of
    2004 and decreased 24.0% compared to third quarter 2005 levels.

--  The net interest margin, reported at 3.60% at the end of the fourth quarter 2005, showed an increase over the 3.33% level for the fourth quarter 2004 and 3.53% reported during the third quarter 2005.

--  Due to continued improvement in the trends of asset quality, contributions to the provision for loan losses decreased $200,000 as compared to the fourth quarter of 2004.

--  The level of non-performing loans to total end of period loans totaled
    0.96% as of December 31, 2005 compared to 1.01% at December 31, 2004.

--  Total loans decreased $1.8 million for the period ended December 31,
    2005 to $417.5 million as compared with December 31, 2004.  Strong loan production experienced in the fourth quarter of 2005 helped to partially offset the reduction of high-balance, high-risk credits from the portfolio and soft loan demand from the first three quarters of the year.

--  The Company's Board of Directors, in a continuing effort to enhance stockholder value, approved the payment of an $0.11 quarterly cash dividend on the Company's common stock, marking the 83rd consecutive quarter of dividends paid to stockholders.

--  The Company repurchased 55,400 shares of Company common stock under the Company's stock repurchase plan.

--  The Company announced plans to sell the deposits of its Mendota sales and service center during the first quarter of 2006.
Net Interest Margin

The net interest margin for the fourth quarter of 2005 was reported at 3.60%, up from 3.33% for the fourth quarter of 2004 and from 3.53% for the third quarter of 2005. This year-over-year increase was primarily a result of the overall rising interest rate environment and a more disciplined approach to pricing. Tax-equivalent net interest income increased 8.1% to $5,544,000 for the fourth quarter of 2005 as compared to $5,129,000 for the fourth quarter of 2004.

Noninterest Income and Expense

Exclusive of net securities gains from both periods, noninterest income experienced a $187,000 or 9.5% decrease for the fourth quarter of 2004 compared to the fourth quarter of 2005. The quarter-over-quarter decrease was primarily related to volume related reduction in overdraft fees (included in service charges) and decreases in revenue generated from the insurance business unit and the mortgage banking division (including gains on sale and servicing income, net of non-cash amortization charges).

Exclusive of $334,000 in nonrecurring expenses from 2005 and $245,000 in the fourth quarter of 2004 related to the write-down of a closed sales and service center building, noninterest expense experienced a $377,000 or 6.2% decrease for the fourth quarter of 2005 when compared to the fourth quarter of 2004.

Asset Quality

During 2005, the loan portfolio decreased 0.4% to $417.5 million, as compared to $419.3 million at December 31, 2004. The decrease in the portfolio was largely due to normal paydowns and the reduction of high-balance, high-risk credits from the portfolio. The level of nonperforming loans to total end of period loans totaled 0.96% on December 31, 2005 compared to 1.01% on December 31, 2004. Net charge-offs for the fourth quarter were 0.06% of average loans, as compared to 0.13% for the fourth quarter of 2004. The reserve coverage ratio (allowance to nonperforming loans) was reported at 208.84% as of December 31, 2005 as compared to 231.60% as of December 31, 2004.

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois.

UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory matters; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

--  Unaudited Quarterly and Year to Date Highlights
--  Unaudited Consolidated Balance Sheets
--  Unaudited Consolidated Statements of Income
--  Unaudited Selected Quarterly Consolidated Financial Data
UnionBancorp, Inc.

Unaudited Quarterly and Year to Date Highlights (In Thousands, Except Share Data)

                           Three Months Ended       Twelve Months Ended
                              December 31,             December 31,
                            ------------------        ------------------
                            2005         2004         2005         2004
                        -----------  -----------  -----------  -----------
Operating Highlights
  Net income            $       766  $       473  $     4,173  $     4,803
  Return on average
   total assets                0.45%        0.28%        0.63%        0.65%
  Return on average
   stockholders' equity        4.54         2.78         6.06         7.06
  Net interest margin          3.60         3.33         3.56         3.34
  Efficiency ratio            82.44        88.32        77.78        82.90

Per Share Data
  Diluted earnings per
   common share         $      0.19  $      0.10  $      0.99  $      1.12
  Book value per common
   share                $     17.23  $     17.30  $     17.23  $     17.30
  Period end diluted
   weighted average
   common shares
   outstanding            3,898,320    4,109,357    4,002,908    4,109,999
  Period end common
   shares outstanding     3,806,876    4,032,144    3,806,876    4,032,144

Stock Performance Data
  Market Price:
     Quarter End        $     21.30  $     21.25  $     21.30  $     21.25
     High               $     22.00  $     21.94  $     22.00  $     23.00
     Low                $     20.25  $     20.29  $     20.10  $     19.20
  Period end price to
   book value                  1.24         1.23         1.24         1.23

UnionBancorp, Inc.

Unaudited Consolidated Balance Sheets (In Thousands)

                                               December 31,  December 31,
Assets                                             2005          2004
                                               ------------  ------------
  Cash and cash equivalents                    $     24,358  $     22,802
  Securities available-for-sale                     196,440       191,661
  Loans                                             417,525       419,275
  Allowance for loan losses                          (8,362)       (9,732)
                                               ------------  ------------
     Net loans                                      409,163       409,543
  Cash value of life insurance                       15,498        14,953
  Mortgage servicing rights                           2,533         2,772
  Premises and equipment                             13,908        13,463
  Goodwill                                            6,963         6,963
  Intangible assets, net                                533           703
  Other real estate                                     203           420
  Other assets                                        6,623         6,266
                                               ------------  ------------
     Total assets                              $    676,222  $    669,546
                                               ============  ============

Liabilities and stockholders' equity
  Liabilities
     Deposits:
        Noninterest-bearing                    $     57,832  $     55,800
        Interest-bearing                            486,009       456,677
                                               ------------  ------------
           Total deposits                           543,841       512,477

     Federal funds purchased and securities
      sold under agreements to repurchase               612        12,722
     Advances from the Federal Home Loan Bank        50,000        61,900
     Notes payable                                    9,468         6,629
     Series B mandatory redeemable preferred
      stock                                             831           831
     Other liabilities                                5,395         4,740
                                               ------------  ------------
        Total liabilities                           610,147       599,299

Stockholders' equity
  Convertible preferred stock                           500           500
  Common stock                                        4,684         4,641
  Surplus                                            23,167        22,632
  Retained earnings                                  48,837        46,592
  Accumulated other comprehensive income                 95         1,351
                                               ------------  ------------
                                                     77,283        75,716
  Treasury stock, at cost                           (11,208)       (5,469)
                                               ------------  ------------
     Total stockholders' equity                      66,075        70,247
                                               ------------  ------------
        Total liabilities and stockholders'
         equity                                $    676,222  $    669,546
                                               ============  ============

UnionBancorp, Inc.

Unaudited Consolidated Statements of Income (In Thousands, Except Per Share Data)

                                  Three Months Ended  Twelve Months ending
                                      December 31,         December 31,
                                  ------------------  --------------------
                                    2006      2005        2005      2004
                                    ----      ----        ----      ----
Interest income
  Loans                          $  7,176   $  6,543   $ 27,251   $ 27,718
  Securities
    Taxable                         1,833      1,231      6,331      5,925
    Exempt from federal income
     taxes                            231        266        993      1,221
  Federal funds sold and other         50         16        122         48
                                 --------   --------   --------   --------
    Total interest income           9,290      8,056     34,697     34,912
Interest expense
  Deposits                          3,188      2,275     10,910      9,909
  Federal funds purchased and
   securities sold under agreements
   to repurchase                       42         31        197         98
  Advances from the Federal Home
   Loan Bank                          509        697      2,128      2,887
  Series B Mandatory Reedmable         13         13         50         50
  Notes payable and other             134         73        427        306
                                 --------   --------   --------   --------
    Total interest expense          3,886      3,089     13,712     13,250
                                 --------   --------   --------   --------
Net interest income before
 provision for loan losses          5,404      4,967     20,985     21,662
Provision for loan losses             100        300        250      1,924
                                 --------   --------   --------   --------
Net interest income after
 provision for loan losses          5,304      4,667     20,735     19,738
                                 --------   --------   --------   --------
Noninterest income:
  Service charges                     498        610      1,996      2,866
  Trust income                        216        197        811        740
  Mortgage banking income             289        355      1,350      2,020
  Insurance commissions and fees      378        480      1,818      2,234
  Bank owned life insurance (BOLI)    138         99        545        573
  Securities gains, net               (79)        (9)       (79)       123
  Gain on sale of assets                -         (5)         4      4,263
  Other income                        267        237      1,157      1,283
                                 --------   --------   --------   --------
                                    1,707      1,964      7,602     14,102
                                 --------   --------   --------   --------
Noninterest expense:
  Salaries and employee benefits    3,549      3,296     13,789     15,410
  Occupancy expense, net              385        737      1,571      2,461
  Furniture and equipment expense     532        522      1,935      2,215
  Marketing                           155        153        496        615
  Supplies and printing               110        114        359        435
  Telephone                           104        121        430        546
  Other real estate owned expense      13          -         59          8
  Amortization of intangible assets    43         56        174        337
  Other expenses                    1,151      1,331      4,152      4,954
                                 --------   --------   --------   --------
                                    6,042      6,330     22,965     26,981
                                 --------   --------   --------   --------
  Income before income taxes          969        301      5,372      6,859
Income taxes                          203       (172)     1,199      2,056
                                 --------   --------   --------   --------
  Net income                          766        473      4,173      4,803
                                 ========   ========   ========   ========
Preferred stock dividends              51         52        207        207
                                 --------   --------   --------   --------
Net income available for common
 stockholders                         715        421      3,966      4,596
                                 ========   ========   ========   ========
Basic earnings per common share  $   0.19   $   0.10   $   1.01   $   1.14
                                 ========   ========   ========   ========
Diluted earnings per common
 share                           $   0.19   $   0.10   $   0.99   $   1.12
                                 ========   ========   ========   ========

UnionBancorp, Inc.

Unaudited Selected Quarterly Consolidated Financial Data (In Thousands, Except Share Data)

                                      Quarters Ended
                12/31/2005  9/30/2005   6/30/2005  3/31/2005   12/31/2004
Statement of    ----------  ----------  ----------  ----------  ----------
 Income Data
  Interest
   income       $    9,290  $   8,720   $    8,545  $    8,142  $    8,056
  Interest
   expense          (3,886)    (3,504)      (3,265)     (3,057)     (3,089)
  Net interest  ----------  ----------  ----------  ----------  ----------
   income            5,404       5,216       5,280       5,085       4,967
  Provision for
   loan losses         100          50           -         100         300
     Net        ----------  ----------  ----------  ----------  ----------
      interest
      income after
      provision for
      loan losses    5,304       5,166       5,280       4,985       4,667
  Noninterest
   income            1,707       2,014       2,031       1,850       1,969
  Noninterest
   expense           6,042       5,750       5,627       5,546       6,335
  Income before ----------  ----------  ----------  ----------  ----------
   income taxes        969       1,430       1,684       1,289         301
  Provision
   (benefit)
   for income
   taxes               203         369         302         325        (172)
                ----------  ----------  ----------  ----------  ----------
 Net income     $      766  $    1,061  $    1,382 $       964  $      473
 Net income on  ==========  ==========  ========== ===========  ==========
  common
  stock         $      715  $    1,009  $    1,330 $       912  $      421
                ==========  ==========  ========== ===========  ==========
Per Share Data
  Basic
   earnings
   per common
   shares       $     0.19  $     0.26  $     0.33 $      0.23  $     0.10
  Diluted earnings
   per common shares  0.19        0.25        0.33        0.22        0.10
  Cash dividends on
   common stock       0.11        0.11        0.11        0.11        0.10
  Dividend payout
   ratio for common
   stock             58.60%      41.92%      32.48%      48.79%     110.21%
  Book value per
   common share $    17.23  $    17.42   $   17.40  $    17.27  $    17.30
  Basic weighted
   average common
   shares
   outstanding   3,839,693   3,895,365   3,993,164   4,049,579   4,031,552
  Diluted
   weighted average
   common shares
   outstanding   3,898,320   3,958,948   4,054,804   4,116,342   4,109,357
  Period end common
   shares
   outstanding   3,806,876   3,855,776   3,923,018   4,047,610   4,032,144

Balance Sheet Data
  Securities    $  196,440  $  197,580   $ 192,593  $  185,766  $  191,661
  Loans            417,525     405,884     404,462     421,523     419,275
  Allowance for
   loan losses       8,362       8,493       9,159       9,948       9,732
  Total assets     676,222     664,643     665,424     661,424     669,546
  Total deposits   543,841     522,943     521,200     503,301     512,477
  Stockholders'
   equity           66,075      67,664      68,749      70,410      70,247

Earnings Performance Data
  Return on average
   total assets       0.45%       0.64%       0.83%       0.59%       0.28%
  Return on average
   stockholders'
   equity             4.54        6.18        7.94        5.52        2.78
  Net interest
   margin ratio       3.60        3.53        3.59        3.52        3.33
  Efficiency
   ratio (1)         82.44       77.09       74.27       77.42       88.32

Asset Quality Ratios
  Non performing
   assets to total
   assets             0.62%       0.59%       0.68%       0.61%       0.69%
  Non performing
   loans to total
   loans              0.96        0.92        0.95        1.19        1.01
  Net loan
   charge-offs to
   average loans      0.06        0.17        0.19       (0.03)       0.13
  Allowance for
   loan losses
   to total loans     2.00        2.09        2.26        2.36        2.32
  Allowance for
   loan losses to
   non performing
   loans            208.84      227.94      238.83      198.09      231.60

Capital Ratios
  Average equity to
   average assets    10.01%      10.33%      10.38%      10.61%       9.98%
  Total capital to
   risk adjusted
   assets            13.33       13.92       14.26       14.33       14.30
  Tier 1 leverage     9.03        9.30        9.42        9.75        9.54

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provision for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

Contact:
Scott A. Yeoman
President and Chief Executive Officer UnionBancorp, Inc.
scott.yeoman@ubcd.com

Kurt R. Stevenson
Senior Executive Vice President and Chief Financial Officer
UnionBancorp, Inc.
kurt.stevenson@ubcd.com